UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19711 (Commission File Number)	84-0997049 (IRS Employer Identification No.)

9965 Federal Drive

Colorado Springs, Colorado  80921

(Address of principal executive offices) (Zip Code)

(719) 633-8333

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2014, The Spectranetics Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. as the sole underwriter (the “Underwriter”) to issue and sell up to $230 million aggregate principal amount of  2.625% Convertible Senior Notes due 2034 (the “Notes”) in a public offering pursuant to a Registration Statement (the “Registration Statement”) on Form S-3ASR (Registration No. 333-196285), which became effective May 27, 2014, and a prospectus, dated May 27, 2014, included in the Registration Statement, as supplemented by a prospectus supplement dated May 28, 2014, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The offering consists of $200 million principal amount of Notes plus an option granted to the Underwriter to purchase up to an additional $30 million principal amount of Notes, which the Underwriter has exercised in full.   The Company estimates that the net proceeds from the Notes offering will be approximately $222.6 million, after deducting underwriting discounts and estimated offering expenses. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 3, 2014, the Company closed the sale of $230 million aggregate principal amount of the Notes pursuant to the Underwriting Agreement. The Notes are governed by an Indenture (the “Base Indenture”), dated as of June 3, 2014, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of June 3, 2014, by and between the Company and the Trustee (the “First Supplemental Indenture,” as such First Supplemental Indenture amends and supplements the Base Indenture, the “Indenture”). The legal opinion as to the validity of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

The Notes will accrue interest at a rate of 2.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2014. The Notes will mature on June 1, 2034, unless earlier converted, redeemed or repurchased in accordance with the terms of the Indenture.

The initial conversion rate of the Notes is 31.9020 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $31.35 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events. In addition, if a holder converts its Notes in connection with a make-whole fundamental change (as defined in the Indenture) or a notice of redemption, the conversion rate will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of Common Stock.

Holders may surrender their Notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date. Upon conversion of a Note, the Company will deliver a number of shares of its Common Stock, per $1,000 principal amount of Notes, equal to the conversion rate (together with a cash payment in lieu of delivering any fractional shares).

The Company may not redeem the Notes prior to June 5, 2018. On or after June 5, 2018 and prior to June 5, 2021, the Company may redeem the Notes if the closing price of its Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on the trading day immediately prior to the date on which the Company provides notice of redemption, and on or after June 5, 2021, the Company may redeem the Notes without any such condition. In each case, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Notes may require the Company to repurchase all or a portion of their Notes on June 5, 2021, June 5, 2024 and June 5, 2029, or following a fundamental change (as defined in the Indenture), in each case, at a repurchase price in cash equal to 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

•                  the Company’s default in any payment of interest on any Note when due, and such default continues for 30 days;

•                  the Company’s default in any payment of principal of any Note, including any fundamental change purchase price, specified date purchase price or redemption price (each, as described in the Indenture), when due;

•                  the Company’s failure to comply with (i) its obligations to convert the Notes upon exercise of a holder’s conversion right, (ii) its obligations under the Indenture in connection with a consolidation, merger or sale of assets by the Company, or (iii) its notice obligations relating to conversions, optional redemptions or repurchases of the Notes;

•                  the Company’s failure to perform any other agreements contained in the Notes or the Indenture, and such failure continues for 60 calendar days after notice is given in accordance with the Indenture;

•                  a default by the Company or any of its subsidiaries with respect to any indebtedness outstanding in excess of $20 million in the aggregate of the Company and/or any such subsidiary, which default results (i) in such debt becoming or being declared due, unless such debt is discharged or such default is cured, waived or rescinded within 30 days of the date on which such debt became or was declared due, or (ii) from a failure to pay the principal of any such debt when due;

•                  any final judgments for payment in excess of $20 million in the aggregate (excluding any amounts covered by insurance) rendered against the Company or any of its subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•                  certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

The summary of the foregoing is qualified in its entirety by reference to the text of the Indenture.  The Base Indenture, the Supplemental Indenture and the form of Global Note, which is included in the Supplemental Indenture, are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The foregoing terms and conditions of the Notes and the Indenture described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On June 3, 2014, Spectranetics issued a press release announcing the closing of the Notes offering. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 28, 2014, by and between The Spectranetics Corporation and Piper Jaffray & Co.

4.1	Indenture, dated as of June 3, 2014, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association

4.2	First Supplemental Indenture, dated as of June 3, 2014, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association

4.3	Form of Global Note (included in Exhibit 4.2)

5.1	Opinion of Faegre Baker Daniels LLP

99.1	The Spectranetics Corporation Press Release dated June 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: June 3, 2014	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 28, 2014, by and between The Spectranetics Corporation and Piper Jaffray & Co.

4.1	Indenture, dated as of June 3, 2014, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association

4.2	First Supplemental Indenture, dated as of June 3, 2014, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association

4.3	Form of Global Note (included in Exhibit 4.2)

5.1	Opinion of Faegre Baker Daniels LLP

99.1	The Spectranetics Corporation Press Release dated June 3, 2014